Exhibit 10.42

AMENDMENT NO. 1 TO
ASSET PURCHASE AGREEMENT

        This Amendment to the Asset Purchase Agreement (this "Amendment") is entered into among Rosebud Mining Company, a Pennsylvania corporation ("Buyer"), Evergreen Energy Inc., a Delaware corporation ("Parent"), and Buckeye Industrial Mining Co., an Ohio corporation (the "Company," and together with Parent, collectively, "Sellers," and each individually, a "Seller"), as of the 29th day of March, 2010.

A. INTRODUCTION

1.
Buyer, Parent and the Company have entered into an Asset Purchase Agreement, dated March 12, 2010 (the "Agreement"), pursuant to which Sellers are selling to Buyer the assets used primarily in the operations of the Business upon the terms and conditions set forth in the Agreement.

2.
Buyer, Parent and the Company desire to amend the Agreement as set forth herein in order to proceed to the Closing on an expedited basis.

3.
Capitalized terms not otherwise defined herein will be given the meanings set forth in the Agreement.

B. AMENDMENTS

1.
Article 8 of the Agreement will be amended in its entirety to read as follows:

  "The consummation of the transactions contemplated herein (the "Closing") will take place on April 1, 2010, and shall take place at the offices of Calfee, Halter & Griswold in Cleveland, Ohio or at such other time and place as to which Buyer and Sellers may agree in writing. The date on which the Closing actually occurs is referred to herein as the "Closing Date." The transfers and deliveries described in Article 7 shall be mutually interdependent and shall be regarded as occurring simultaneously, and, any other provision of this Agreement notwithstanding, no such transfer or delivery shall become effective or shall be deemed to have occurred until all of the other transfers and deliveries provided for in Article 7 shall also have occurred or been waived in writing by the party entitled to waive the same. Such transfers and deliveries shall be deemed to have occurred and the Closing shall be effective as of 12:00:01 a.m. on the Closing Date."

2.
Notwithstanding anything to the contrary in the Agreement, Buyer waives any failure on behalf of Parent or the Company to deliver any of the authorizations, approvals or consents set forth in Section 5.4 of the Disclosure Letter from each third party with respect to any Contract listed thereon that, as of March 31, 2010, have not been secured by Parent or the Company and, accordingly and to that extent, waives the Closing condition set forth in Section 7.1(a)(ii).

3.
Section 7.1(d)(iii) of the Agreement will be amended in its entirety to read as follows:

  "7.1(d)(iii)(A) On the Closing Date, each of Buyer and the Company and/ or Parent, as applicable, shall execute and deliver to the other party the following instruments with respect to the Real Property, other than the Owned Real Property:

          (x)   an Assignment and Assumption of Lease for each Surface Lease and Mineral Lease listed in Section 2.1(a)(ii) of the Disclosure Letter;

          (y)   an Assignment and Assumption of each Easement, License and other Agreement affecting the Real Property listed in Section 5.10(a) of the Disclosure Letter; and

          (z)   an Assignment and Assumption of Lease for each Lessor Lease listed in Section 5.10(b) of the Disclosure Letter;

          (B)  On the Closing Date, for each parcel of Owned Real Property for which the Company has obtained from Chicago Title Insurance Company a verifying tax map and conforming, record legal description matching such tax map and not marked insufficient for transfer under the applicable County's local conveyancing standards, the Company shall deliver to Buyer a general warranty deed for such parcel of Owned Real Property, free and clear of Liens other than Permitted Liens. For all other parcels of Owned Real Property, on the Closing Date, each of Buyer and Company shall execute and deliver to the other party an interim ground lease (the "Ground Lease") whereby the Company leases to Buyer, and Buyer leases from the Company, all other parcels of the Owned Real Property for a term of twenty nine (29) years after the Closing Date, for a cumulative annual base rent of $1 in aggregate, with Buyer paying all real estate taxes and assessments, charges and levies associated with the Owned Real Property that become payable after the Closing Date, with Buyer insuring all improvements thereon at full replacement value, and Buyer maintaining all such improvements in compliance with applicable law, and otherwise on an absolute, net-net-net basis."

4.
Section 7.1(d)(viii) of the Agreement is hereby deleted in its entirety.

5.
Section 7.2(f) of the Agreement will be amended in its entirety to read as follows: "Buyer shall have initiated all actions necessary to replace all of the Company's deposits and bonds, including but not limited to the reclamation, utility, payment and performance bonds, and equipment bonds and deposits listed in Section 5.10(p) of the Disclosure Letter attached hereto; and"

6.
Section 11.11 of the Agreement will be amended to add a new subsection (b) to read as follows: "To the extent not completed as of the Closing Date, within sixty (60) days after the Closing Date, Buyer shall have replaced all of the Company's deposits and bonds, including but not limited to the reclamation, utility, payment and performance bonds, and equipment bonds and deposits listed in Section 5.10(p) of the Disclosure Letter attached hereto and shall have caused the bonds and deposits of the Company to be released at such time." Accordingly, Section 11.11 of the Agreement will be further amended to change the current subsection (b) to subsection (c).

7.
A new Section 11.13 will be added to the Agreement to read as follows:

  "11.13 Boundary Surveys: Deeds. After the Closing Date, at Sellers' expense, Sellers shall cause (i) new boundary surveys to be prepared by licensed surveyors selected by Sellers for the approximately 20 parcels of Owned Real Property located in Columbiana County and Jefferson County whose record legal descriptions do not comply with the local County conveyancing standards, and cause such boundary survey legal descriptions to be approved by the applicable County officials, and (ii) obtain tax maps and other title company verification of the record legal descriptions of all other parcels of Owned Real Property (to the extent not previously obtained by the Company pursuant to Section 7.1(d)(iii)(B) above. Promptly after Sellers complete their post closing obligations under this Section 11.13, Seller shall convey the Owned Real Property to Buyer by general warranty deeds, pay the Ohio conveyance fee tax for Buyer to file such deeds of record (calculated using the existing fair market values shown on the current tax duplicates for such Owned Real Property), whereupon the parties shall terminate the Ground Lease."

8.
A new Section 11.14 will be added to the Agreement to read as follows:

  "11.14 Further Assurances. From time to time after the Closing, as and when requested by any party hereto without any fee other than payment of such party's out-of-pocket expenses, any other party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as the requesting party may reasonably deem necessary or desirable to evidence and effectuate the transactions contemplated by this Agreement."

C. MISCELLANEOUS

1.
Terms of the Agreement. The terms of the Agreement, as expressly amended pursuant to this Amendment, will remain in full force and effect.

2.
Contract Interpretation and Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Ohio, without regard to the choice-of-laws or conflicts-of-law's provisions thereof.

3.
Headings. The article and section headings used in this Amendment are intended solely for convenience of reference, do not themselves form a part of this Amendment and may not be given effect in the interpretation or construction of this Amendment.

4.
Counterparts. This Amendment may be executed in two or more counterparts, all of which will be considered one and the same instrument and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

*****

        Intending to be legally bound, the undersigned have executed and delivered this Amendment as of the date first above written.

ROSEBUD MINING COMPANY
By:
Name:
Title:
EVERGREEN ENERGY INC.
By:
Name:
Title:
BUCKEYE INDUSTRIAL MINING CO.
By:
Name:
Title: